Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Taxus Cardium Pharmaceuticals Group, Inc., a Delaware corporation, does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 of Taxus Cardium Pharmaceuticals Group, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Taxus Cardium Pharmaceuticals Group, Inc.

Date: August 29, 2016	/s/ Christopher J. Reinhard
Christopher J. Reinhard, Chief Executive Officer
(Principal Executive Financial and Accounting Officer)

The foregoing certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.